Exhibit 99.1
OnDeck Receives NYSE Continued Listing Standard Notice
OnDeck Notifies NYSE of Intent to Comply with Listing Standards

NEW YORK – June 5, 2020 – OnDeck® (NYSE: ONDK), the leader in online lending to small business, announced that it received notice from the New York Stock Exchange, or NYSE, that the Company does not meet an NYSE continued listing standard that requires the Company to maintain a minimum average closing price of $1.00 per share over a period of 30 consecutive trading days.
The Company notified the NYSE of its intent to cure the deficiency and return to compliance with the NYSE continued listing requirements and is evaluating options to do so. Under the NYSE's rules, the cure period traditionally extends for six months following receipt of the notification. However, the NYSE has extended the cure period relating to this listing standard to January 1, 2021, in recognition of unprecedented market declines resulting from COVID-19.
The Company can regain compliance if, by the end of the cure period, OnDeck common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the preceding 30 trading-day period. Alternatively, the Company can also demonstrate an accelerated cure based on a $1.00 share price on both the last trading day of any calendar month within the cure period and the average share price of the 30-trading days preceding the end of that month.

During the cure period, the Company's common shares will continue to trade on the NYSE under the symbol “ONDK” but will have an added designation of “.BC” to indicate the status of the shares as “below compliance” subject to compliance with other continued listing requirements.

The notice does not affect the Company's business operations, or its Securities and Exchange Commission reporting requirements, and does not cause an event of default under any of the Company's debt agreements.

About OnDeck
OnDeck (NYSE: ONDK) is the proven leader in transparent and responsible online lending to small business. Founded in 2006, the company pioneered the use of data analytics and digital technology to make real-time lending decisions and deliver capital rapidly to small businesses online.  Today, OnDeck offers a wide range of term loans and lines of credit customized for the needs of small business owners.  The company also offers bank clients a comprehensive technology and services platform that facilitates online lending to small business customers through ODX, a wholly owned subsidiary. OnDeck has provided over $13 billion in loans to customers in 700 different industries across the United States, Canada and Australia. The company has an A+ rating with the Better Business Bureau and is rated 5 stars by Trustpilot. For more information, visit www.ondeck.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," "intends," "may," "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy, the COVID-19 pandemic and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.

Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: our ability to cure the deficiency described above and restore compliance with the NYSE continued listing standards or maintain compliance with other NYSE continued listing requirements; our ability to obtain the necessary approvals to implement a cure; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarter ended March 31, 2020, Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

OnDeck, the OnDeck logo, OnDeck Score, ODX and OnDeck Marketplace are trademarks of On Deck Capital, Inc. or its subsidiaries.

Investor Contact:
Stephen Klimas
OnDeck
sklimas@ondeck.com
P: (646) 668-3582

Media Contact:
Jim Larkin
OnDeck
jlarkin@ondeck.com
P: 203-526-7457